UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________

Green Ballast, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-1629984
(State of incorporation or organization)	(IRS Employer Identification Number)

2620 Thousand Oaks Blvd., Suite 4000 Memphis, Tennessee	38118
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates (if applicable): 333-177526

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1.           Description of Registrant’s Securities to be Registered.

For a description of the Registrant's common stock, $0.0001 par value per share, to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities” in the Registrant's prospectus included in the Registrant's Amendment No.1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on December 6, 2011 (File No. 333-177526), which information is hereby incorporated by reference.  Any form of prospectus subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.            Exhibits.

List below all exhibits filed as part of the registration statement.

Exhibit No.                        Description

Exhibit 3.1	Certificate of Incorporation*
Exhibit 3.2	Bylaws, as amended on October 21, 2011.*
Exhibit 4.1	Amended and Restated Class A Common Stock Purchase Warrant, dated as of October 21, 2011, and issued to Gemini Master Fund, Ltd.*
Exhibit 4.2	Amended and Restated Class B Common Stock Purchase Warrant, dated as of October 21, 2011, and issued to Gemini Master Fund, Ltd.*
Exhibit 4.3	Amended and Restated Class C Common Stock Purchase Warrant, dated as of October 21, 2011, and issued to Gemini Master Fund, Ltd.*
Exhibit 4.4	8% Senior Secured Convertible Note, dated as of April 15, 2011, and issued to Gemini Master Fund, Ltd.*
Exhibit 4.5
Amendment No. 1 to Green Ballast, Inc., 8% Senior Secured Convertible Note, dated as of August 29, 2011, and issued to Gemini Master Fund, Ltd*, as further amended by Amendment No. 2 to Green Ballast, Inc., 8% Senior Secured Convertible Note, dated as of November 28, 2011.**

Exhibit 4.6	8% Senior Secured Note, dated as of April 15, 2011, and issued to Green Ballast LLC.*
Exhibit 4.7
Amendment No. 1 to Green Ballast, Inc., 8% Senior Secured Note, dated as of August 29, 2011, and issued to Green Ballast LLC*, as further amended by Amendment No. 2 to Green Ballast, Inc., 8% Senior Secured Note, dated as of November 28, 2011.**

Exhibit 4.8	Subscription Agreement, dated April 15, 2011, by and between Green Ballast, Inc. and Green Ballast LLC.*
Exhibit 4.9	Specimen Common Stock Certificate.*

*  Previously filed as an exhibit to the Registration Statement on Form S-1 filed on October 26, 2011.
**  Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1 filed on December 6, 2011.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREEN BALLAST, INC.
/s/ William H. Bethell
By: Title: Date:	William H. Bethell Chief Financial Officer December 20, 2011